Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-103572 of ShowBiz Pizza Time, Inc. on Form S-8 of our report relating to the consolidated financial statements of CEC Entertainment, Inc. dated March 16, 2006 (April 20, 2007 as to the effects of the restatement discussed in Note 2) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement of the consolidated financial statements discussed in Note 2), and our report relating to management’s report on the effectiveness of internal control over financial reporting (as revised) dated March 16, 2006 (April 20, 2007 as to the effects of the material weakness described in management’s report) (which report expresses an adverse opinion on the effectiveness of internal controls over financial reporting), appearing in this Annual Report on Form 10-K/A of CEC Entertainment, Inc. for the year ended January 1, 2006.

/s/ Deloitte & Touche LLP

Dallas, Texas

April 20, 2007

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